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                                                                    Exhibit 99.1



Global Crossing Names Robert Annunziata Chief Executive Officer
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 .  Runs AT&T's $22 billion worldwide business services group

 .  Will lead Global Crossing in rapid build-out of worldwide network

 .  Founder and CEO of Teleport, which he sold to AT&T for $12 billion in 1998

 . Jack Scanlon named vice chairman; will lead effort to expand international customer base and form alliances with major new telecommunication customers

   Hamilton, Bermuda, February 24, 1999 - Global Crossing Ltd. (NASDAQ: GBLX), owner and operator of the world's first independent global fiber optic network, today announced that Robert Annunziata, 50, is joining the company as Chief Executive Officer and a director. Jack Scanlon, 57, currently CEO of Global Crossing, has been named Vice Chairman.

   Since September 1998, Annunziata has been President of AT&T's $22 billion business services group, responsible for AT&T's global network and for providing voice, data, and Internet services to 8 million business customers worldwide. Annunziata reported directly to Michael Armstrong, CEO of AT&T, the world's largest international telecom operator.

   Annunziata spent the previous 15 years as chairman and CEO of Teleport Communications Group (TCG), the country's first and largest competitive local exchange carrier, which he built from the ground up before selling the company to AT&T for $12 billion in 1998. TCG laid 10,000 miles of fiber optic cable and built 50 local switches connecting 85 major U.S. metropolitan service areas. Earlier in his career, Annunziata spent 17 years at AT&T in a variety of increasingly senior operations, sales and marketing positions.

   "Bob Annunziata is a world-class entrepreneur who has over 30 years of operating experience in the telecommunications industry and a track record of creating substantial shareholder value," said Founder and Co-Chairman Gary Winnick. "There is no one better qualified than Bob to build our company into the premier global telecommunications platform for the delivery of broadband services spanning data, voice, video and IP transmissions."
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   "I have enjoyed my second stint at AT&T and working with Mike Armstrong, but running Global Crossing is the single most exciting opportunity in telecommunications today," said Annunziata. "Global Crossing is leading the industry in building a seamless worldwide network designed to meet the exploding demand for bandwidth to handle Internet, voice, video and data services.
Without the burden of legacy equipment, we have a unique opportunity to become the global telecom operator of choice for the new millennium. I am looking forward to working with the Board, Jack Scanlon and the entire Global Crossing team to grow the company substantially and further increase shareholder value in the years ahead."

   Lod Cook, Co-Chairman, said: "Jack Scanlon has done an outstanding job as CEO over the past year and continues to be a tremendous asset to Global Crossing. Under his management, we passed critical milestones in great shape - reaching over $1 billion in contracted sales and raising over $4 billion to build the network. Working with our strong management team, Bob will now take Global Crossing to the next level and Jack will continue to play a key role in forging alliances with major new telecommunication customers, building our international relationships, and delivering a state-of-the-art global telecommunications network."

About Global Crossing

  Global Crossing is building and operating the world's first independent global
fiber optic platform for data, voice, video and Internet transmissions.   The
Global Crossing network will span four continents and address 80% of the world's international traffic. Global Crossing's operations are headquartered in Hamilton, Bermuda, with holding company headquarters in Los Angeles, and offices in New York City; Morristown, New Jersey; San Francisco; Miami; London; Amsterdam; and Buenos Aires. For more information, visit the Global Crossing website at www.globalcrossing.bm on the World Wide Web.
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                                     # # #


Statements made in this press release that state the Company's or management intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting the Company or the SEC.

FOR MORE INFORMATION:

Investor/analyst contact:  Jenson Chow, 310/385-5283 or jchow@globalcrossing.com
                                                        ------------------------
by e-mail.

Press contact: Tom Goff, on Wednesday 212/687/8080, after Wednesday 310/385-5231 or tgoff@globalcrossing.com by e-mail; or George Sard/Heather Reeves, Sard
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Verbinnen & Co., 212/687/8080

General information: Visit Global Crossing www.globalcrossing.bm on the World
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Wide Web.